Exhibit 2.2

Execution Version

SUBSCRIPTION AGREEMENT

among

KASLION Acquisition B.V.,

KASLION Holding B.V.,

Koninklijke Philips Electronics N.V.,

and

Stichting Management Co-Investment NXP

Dated as of September 28, 2006

This SUBSCRIPTION AGREEMENT, is made as of the 28th  day of September 2006 among KASLION Acquisition B.V., a limited liability company organized under the laws of The Netherlands (the “Company”), KASLION Holding B.V., a limited liability company organized under the laws of The Netherlands (“Investor”), Koninklijke Philips Electronics N.V., a limited liability company organized under the laws of The Netherlands (“Philips”) and Stichting Management Co-Investment NXP, a foundation organized under the laws of The Netherlands (the “Management Trust”).

WHEREAS, prior to the date hereof, the Company has been duly organized by Investor as a limited liability company organized under the laws of The Netherlands, and in connection therewith Investor has contributed to the ordinary share capital of the Company an amount of cash equal to €18,000;

WHEREAS, Investor wishes to contribute to the Company an amount of cash equal to €70,470,000 in exchange for 70.488% of the ordinary shares (taking into account the ownership interest issued to Investor in connection with the initial capitalization of the Company) and an amount of cash equal to €3,368,229,000 in exchange for 80.1% of the cumulative preferred shares issued by the Company, Philips wishes to contribute to the Company an amount of cash equal to €17,512,000 in exchange for 17.512% of the ordinary shares and an amount of cash equal to €836,801,000 in exchange for 19.9% of the cumulative preferred shares issued by the Company, and the Management Trust wishes to contribute to the Company an amount of cash equal to €12,000,000 in exchange for 12.0% of the ordinary shares issued by the Company and in respect of which the Management Trust will issue depositary receipts to the Investor as part of a management equity incentive program;

WHEREAS, accordingly, on the terms and subject to the conditions set forth below, Investor wishes to subscribe for, and the Company wishes to issue and deliver to Investor, that number and class of ordinary and cumulative preferred shares in the capital of the Company set out in Schedule 1 (the “Investor Shares”), Philips wishes to subscribe for, and the Company wishes to issue and deliver to Philips, that number and class of ordinary and cumulative preferred shares in the capital of the Company set out in Schedule 1 (the “Philips Shares”), and the Management Trust wishes to subscribe for, and the Company wishes to issue and deliver to the Management Trust, that number and class of ordinary shares in the capital of the Company set out in Schedule 1 (the “Management Trust Shares” and, together with the Investor Shares and the Philips Shares, the “Subscription Shares”) and the Investor wishes to subscribe for, and the Management Trust wishes to issue and deliver to the Investor, that number and class of depositary receipts for the Management Trust Shares set out in Schedule 1 (the “Depositary Receipts”); and

WHEREAS, the Company wishes to use the proceeds from the issuance of the Subscription Shares to Investor, Philips and the Management Trust for purposes of acquiring all of the equity securities of Philips Semiconductors International B.V. (currently being renamed NXP B.V.), a limited liability company organized under the laws of The Netherlands (“Lion”), pursuant to a Stock Purchase Agreement dated as of the date hereof (the “Stock Purchase Agreement”) among Philips, Lion and the Company (the “Acquisition”);

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other valuable consideration, the parties hereto hereby agree as follows:

ARTICLE I
ISSUANCE AND SUBSCRIPTION

Section 1.1 Initial Investor Contribution. Investor hereby represents and warrants that (a) the Company has been duly organized as a limited liability company under the laws of The Netherlands and (b) at the time of the organization of the Company, Investor paid to the Company €18,000 against issuance and delivery by the Company to Investor of 18 ordinary shares in the capital of the Company, each ordinary share having a nominal value of €1,000 (the “Existing Shares”).

Section 1.2 Amendment of the Articles of Association of the Company. At or before the Closing, Investor shall amend the articles of association of the Company (the “Articles of Association”) so that they are in accordance with the agreed form reflected in Schedule 2, which will include converting the Existing Shares into 18,000 ordinary shares in the capital of the Company, each ordinary share having a nominal value of €1.00.

Section 1.3 Issuance of Subscription Shares. Subject to the terms of this Agreement including satisfaction or waiver of the conditions set forth in Section 2.1, (a) Investor hereby irrevocably agrees to subscribe for, and the Company hereby agrees to issue and deliver to Investor, the Investor Shares, free and clear of all liens, claims and encumbrances, (b) Philips hereby irrevocably agrees to subscribe for, and the Company hereby agrees to issue and deliver to Philips, the Philips Shares, in each case free and clear of all liens, claims and encumbrances and (c) the Management Trust hereby irrevocably agrees to subscribe for, and the Company hereby agrees to issue and deliver to the Management Trust, the Management Trust Shares, free and clear of all liens, claims and encumbrances and (d) Investor hereby irrevocably agrees to subscribe for, and the Management Trust hereby agrees to issue and deliver to Investor, the Depositary Receipts on the terms and conditions set out in the Management Trust’s conditions of administration. The terms and conditions of each class of Subscription Shares are set forth in the Articles of Association.

Section 1.4 Payment of Subscription Price. The subscription price payable by Investor to the Company for the Investor Shares shall be €3,438,699,000 (the “Investor Subscription Price”); the aggregate subscription price payable by Philips to the Company for the Philips Shares shall be €854,313,000 (the “Philips Subscription Price”); the aggregate subscription price payable by the Management Trust to the Company for the Management Trust Shares shall be €12,000,000 (the “Management Trust Subscription

Price”) and the aggregate subscription price payable by Investor to the Management Trust for the Depositary Receipts shall be €12,000,000 (the “Depositary Receipts Subscription Price”). The Philips Subscription Price shall be paid by way of a set-off against the Purchase Price (as defined in the Stock Purchase Agreement).

Section 1.5 Additional Capital Calls. To the extent that the Adjustment Amount (as defined in the Stock Purchase Agreement) or any other amount (other than the Purchase Price (as defined in the Stock Purchase Agreement)) is or may from time to time become payable by the Company to Philips under the Stock Purchase Agreement, the Company shall have the right to: (a) issue such number of cumulative preferred shares, each with a nominal value of €1.00, at a total price per share equal to €1,000 as may be necessary to raise an aggregate amount of cash equal to the amount so payable (such shares hereinafter being referred to as the “Capital Call Shares”) and (b) require the Investor to subscribe and pay for 80.1% of such Capital Call Shares and Philips to subscribe and pay for 19.9% of such Capital Call Shares, all within such timeframe and in such manner as may be necessary for the Company to make full and timely payment of such amount to Philips in accordance with the Stock Purchase Agreement.

ARTICLE II
CLOSING

Section 2.1 Closing. Subject to (a) the terms of this Agreement, (b) the satisfaction or waiver of the conditions to the closing of the Acquisition set forth in Article VII of the Stock Purchase Agreement and (c), in the case of Philips, delivery by the Company, Lion, Investor and the Management Trust of a copy of a shareholders agreement in the form attached hereto as Schedule 3 executed by the Company, Lion, Investor and the Management Trust (the “Shareholders Agreement”), the closing of the subscription for the Subscription Shares and the Depositary Receipts (the “Closing”) shall take place simultaneously with the closing of the Acquisition pursuant to Section 2.3 of the Stock Purchase Agreement. The Closing shall be held at the offices of De Brauw Blackstone Westbroek N.V., Tripolis, Burgerweeshuispad 301, 1076 HR Amsterdam, The Netherlands, or at such other place as the parties hereto may agree.

Section 2.2 Deliveries at Closing. At the Closing, (a) Investor shall (i) pay to the Management Trust, or cause to be paid to the Management Trust, an amount equal to the Depositary Receipts Subscription Price, (ii) pay to the Company, or cause to be paid to the Company, an amount equal to the Investor Subscription Price and (iii) deliver to each of the other parties thereto a duly executed counterpart of the Shareholders Agreement, (b) Philips shall (i) pay to the Company, by way of a set-off against the Purchase Price (as defined in the Stock Purchase Agreement), the Philips Subscription Price, (ii) deliver to the other parties thereto a duly executed counterpart of the Shareholders Agreement and (iii) cause Lion to deliver to the other parties thereto a counterpart of the Shareholders Agreement duly executed by Lion and (c) the Management Trust shall (i) pay to the Company, or cause to be paid to the Company, an amount equal to the Management Trust Subscription Price and (ii) deliver to each of the other parties thereto a duly executed counterpart of the Shareholders Agreement. All amounts payable pursuant to this Section 2.2 shall be paid in immediately available funds to the following account (the “Closing Account”):

Account Number:	24205
BIC Code:	MGTCBEBEECL
Bank:	Morgan Stanley Bank International Ltd.

Upon receipt in the Closing Account of the Investor Subscription Price, the Company shall issue and deliver to Investor the Investor Shares, upon receipt in the Closing Account of the Philips Subscription Price from Philips, the Company shall issue and deliver to Philips the Philips Shares and upon receipt in the Closing Account of the Management Trust Subscription Price, the Company shall issue and deliver to the Management Trust the Management Trust Shares and the Management Trust shall issue and deliver to Investor the Depositary Receipts. The transactions contemplated by this Section 2.2 shall be effected before a notary by way of a notarial deed.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of Philips, Investor and the Management Trust as of the date of this Agreement as follows:

Section 3.1 Organization. The Company is a limited liability corporation duly organized and validly existing under the laws of The Netherlands and has all requisite corporate power to own, lease and operate its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations or would not reasonably be expected to have a material adverse effect on the prospects of the Company.

Section 3.2 Capitalization. The authorized share capital of the Company consists of ninety (90) ordinary shares, each ordinary share having a nominal value of €1,000, of which immediately prior to the Closing only the Existing Shares issued to Investor at the time of the organization of the Company will be issued and outstanding.

Section 3.3 Valid Issuance of Shares. The Existing Shares issued to Investor at the time of the organization of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. At Closing, the issued and outstanding share capital of the Company will be as set out in Schedule 1 and the Investor Shares will be duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, the Philips Shares will be duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable and the Management Trust Shares will be duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

Section 3.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSCRIBERS

Section 4.1 Representations and Warranties. (a) Investor hereby represents and warrants to each of Philips, the Management Trust and the Company as of the date of this Agreement that it is duly organized, validly existing and, if applicable, in good standing under the laws of the Netherlands, Philips hereby represents and warrants to each of the Company, the Management Trust and Investor as of the date of this Agreement that it is a company duly organized and validly existing under the laws of The Netherlands and the Management Trust hereby represents and warrants to each of the Company, Philips and Investor as of the date of this Agreement that it is a foundation (stichting) duly organized and validly existing under the laws of The Netherlands.

(b)       Each of Philips, the Management Trust and Investor (each, a “Subscriber”) hereby represents and warrants to each other party hereto that it has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Subscriber; and this Agreement has been duly and validly executed and delivered by the Subscriber and constitutes a valid and legally binding obligation of the Subscriber.

Section 4.2 Expenses of the Company. Notwithstanding Section 10.7 of the Stock Purchase Agreement, all costs and expenses to be incurred by the Company in connection with the Acquisition and related transactions, including, but not limited to, finders’ fees and fees and expenses of legal, financial and other advisors, shall be borne exclusively by Investor. Investor hereby agrees to indemnify the Company against the incurrence of any such costs and expenses.

Section 4.3 Shareholders Agreement. Each Subscriber hereby agrees that, prior to the Closing, it shall take all necessary corporate action to authorize the execution and delivery of, and shall execute and deliver, a version of the shareholders agreement in the form attached hereto as Annex A, and that following such execution and delivery such shareholders agreement shall constitute a valid and legally binding obligation of the Subscriber.

ARTICLE V
MISCELLANEOUS

Section 5.1 Notices. All notices and communications under this Agreement shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email, provided that the telecopy or email is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

To the Company:

KASLION Acquisition B.V.
High Tech Campus 60
5656 AG Eindhoven
The Netherlands
Telephone: (31) 20 5407575
Telecopy: (31) 20 5407500
Email: erik.thyssen@alpinvest.com
Attn: Erik Thyssen

With a copy to:

Kohlberg Kravis Roberts & Co. Ltd.
Stirling Square
7 Carlton Gardens
London SW1Y 5AD
United Kingdom
Telephone: (44) 207 839-9800
Telecopy: (44) 207 839-9801
Email: huthj@kkr.com
Attn: Johannes Huth

Silver Lake Management Company, L.L.C.
2775 Sand Hill Road, Suite 100
Menlo Park, CA 94025
United States
Telephone: (650) 233-8158
Telecopy: (650) 233-8125
Email: karen.king@silverlake.com
Attn: Karen King, General Counsel

Bain Capital, Ltd.
Devonshire House

Devonshire House
Mayfair Place
London W1J 8AJ
United Kingdom
Telephone: (44) 20 7514 5252
Telecopy: (44) 20 7514 5250
Email: mplantevin@baincapital.com
Attn: Michel Plantevin

Apax Partners Beteiligungsberatung GmbH
Possartstrasse 11
81679 Munchen
Germany
Telephone: (49) 89 998909 0
Telecopy: (49) 89 998909 33
Email: Christian.Reitberger@apax.de
Attn: Christian Reitberger

AlpInvest Partners CS Investments 2006 C.V.
Jachthavenweg 118
1081 KJ Amsterdam
The Netherlands
Telephone: (31) 20 5407575
Telecopy: (31) 20 5407500
Email: erik.thyssen@alpinvest.com
Attn: Erik Thyssen

Clifford Chance LLP
Droogbak 1A
1013 GE Amsterdam
The Netherlands
Telephone: (31) 20 711-9000
Telecopy: (31) 20 711-9999
Email: thijs.alexander@cliffordchance.com
Attn: Thijs Alexander

To Philips:

Koninklijke Philips Electronics N.V.
Breitner Center
Amstelplein 2
1096 BC Amsterdam
The Netherlands
Telephone: (31) 20 597-7232
Telecopy: (31) 20 597-7150

Email: eric.coutinho@philips.com
Attn: Eric Coutinho

With a copy to:

Sullivan & Cromwell LLP
1 New Fetter Lane
London EC4A 1AN
United Kingdom
Telephone: (44) 20 7959-8900
Telecopy: (44) 20 7959-8950
Email: brayg@sullcrom.com
Attn: Garth W. Bray

and

De Brauw Blackstone Westbroek N.V.
Tripolis
Burgerweeshuispad 301
1076 HR Amsterdam
Telephone: (31) 20 577-1421
Telecopy: (31) 20 577-1874
Email: arne.grimme@debrauw.com
Attn: Arne Grimme

To Investor:

KASLION Holding B.V.
High Tech Campus 60
5656 AG Eindhoven
The Netherlands
Telephone: (31) 20 5407575
Telecopy: (31) 20 5407500
Email: erik.thyssen@alpinvest.com
Attn: Erik Thyssen

With a copy to:

Kohlberg Kravis Roberts & Co. Ltd.
Stirling Square
7 Carlton Gardens
London SW1Y 5AD
United Kingdom
Telephone: (44) 207 839-9800
Telecopy: (44) 207 839-9801

Attn: Johannes Huth

Silver Lake Management Company, L.L.C.
2775 Sand Hill Road, Suite 100
Menlo Park, CA 94025
United States
Telephone: (650) 233-8158
Telecopy: (650) 233-8125
Email: karen.king@silverlake.com
Attn: Karen King, General Counsel

Bain Capital, Ltd.
Devonshire House
Mayfair Place
London W1J 8AJ
United Kingdom
Telephone: (44) 20 7514 5252
Telecopy: (44) 20 7514 5250
Email: mplantevin@baincapital.com
Attn: Michel Plantevin

Apax Partners Beteiligungsberatung GmbH
Possartstrasse 11
81679 Munchen
Germany
Telephone: (49) 89 998909 0
Telecopy: (49) 89 998909 33
Email: Christian.Reitberger@apax.de
Attn: Christian Reitberger

AlpInvest Partners CS Investments 2006 C.V.
Jachthavenweg 118
1081 KJ Amsterdam
The Netherlands
Telephone: (31) 20 5407575
Telecopy: (31) 20 5407500
Email: erik.thyssen@alpinvest.com
Attn: Erik Thyssen

Clifford Chance LLP
Droogbak 1A
1013 GE Amsterdam
The Netherlands
Telephone: (31) 20 711-9000
Telecopy: (31) 20 711-9999
Email: thijs.alexander@cliffordchance.com
Attn: Thijs Alexander

To the Management Trust:

Stichting Management Co-Investment
High Tech Campus 60
5656 AG Eindhoven
The Netherlands
Telephone: +31 (0) 40 272 3028
Telecopy: +31 (0) 40 272 3093
Email: frans.van.houten@philips.com
Attn: Frans van Houten

With a copy to:

Kohlberg Kravis Roberts & Co. Ltd.
Stirling Square
7 Carlton Gardens
London
SW1Y 5AD UK
United Kingdom
Telephone: (44) 207 839-9800
Telecopy: (44) 207 839-9801
Email: huthj@kkr.com
Attn: Johannes Huth

Silver Lake Management Company, L.L.C.
2775 Sand Hill Road, Suite 100
Menlo Park, CA 94025
United States
Telephone: (650) 233-8158
Telecopy: (650) 233-8125
Email: karen.king@silverlake.com
Attn: Karen King, General Counsel

Bain Capital, Ltd.
Devonshire House
Mayfair Place

Mayfair Place
London W1J 8AJ
United Kingdom
Telephone: (44) 20 7514 5252
Telecopy: (44) 20 7514 5250
Email: mplantevin@baincapital.com
Attn: Michel Plantevin

Apax Partners Beteiligungsberatung GmbH
Possartstrasse 11
81679 Munchen,
Germany
Telephone: (49) 89 998909 0
Telecopy: (49) 89 998909 33
Email: Christian.Reitberger@apax.de
Attn: Christian Reitberger

AlpInvest Partners CS Investments 2006 C.V.
Jachthavenweg 118
1081 KJ Amsterdam
The Netherlands
Telephone: (31) 20 5407575
Telecopy: (31) 20 5407500
Email: erik.thyssen@alpinvest.com
Attn: Erik Thyssen

Clifford Chance LLP
Droogbak 1A
1013 GE Amsterdam
The Netherlands
Telephone: (31) 20 711-9000
Telecopy: (31) 20 711-9999
Email: thijs.alexander@cliffordchance.com
Attn: Thijs Alexander

Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address or addresses specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

Section 5.2 Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. This Agreement and any agreements to be entered into pursuant to it, save as expressly otherwise provided therein, shall be governed by and construed in accordance with the laws of The Netherlands. The Parties irrevocably agree that all disputes which may arise out of or in connection with this Agreement and the existence and validity thereof, shall be exclusively resolved by the district court of Amsterdam, The Netherlands. Each Party hereby irrevocably submits to the exclusive jurisdiction of the district court of Amsterdam, The Netherlands.

Section 5.3 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

Section 5.4 Severability. In case any provision of this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.5 Amendment. Any modification, waiver, amendment or termination of this Agreement or any provision hereof shall be effective only if in writing and signed by the parties hereto.

Section 5.6 Assignment. No party shall assign any of its rights, interests or obligations hereunder without the written consent of the other parties hereto.

Section 5.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

KASLION Acquisition B.V.
/s/ E.M.J. Thyssen	By:		/s/ C.F. de Ru
E.M.J. Thyssen	Name:		C.F. de Ru
Managing Partner	Title:	By its managing director AlpInvest Partners 2006 B.V., by its managing director AlpInvest Partners N.V., by	Senior Legal Counsel

KASLION Holding B.V.
/s/ E.M.J. Thyssen	By:		/s/ C.F. de Ru
E.M.J. Thyssen	Name:		C.F. de Ru
Managing Partner	Title:	By its managing director AlpInvest Partners 2006 B.V., represented by its managing director AlpInvest Partners N.V., by	Senior Legal Counsel

Koninklijke Philips Electronics N.V.
By:
Name:
Title:

Stichting Management Co-Investment
By:
Name:
Title:

[Subscription Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

KASLION Acquisition B.V.
By:	/s/ Illegible
Name:
Title:

KASLION Holding B.V.
By:	/s/ Illegible
Name:
Title:

Koninklijke Philips Electronics N.V.
By:
Name:
Title:

Stichting Management Co-Investment
By:
Name:
Title:

[Subscription Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

KASLION Acquisition B.V.
By:	/s/ Illegible
Name:	Illegible
Title:

KASLION Holding B.V.
By:	/s/ Illegible
Name:	Illegible
Title:

Koninklijke Philips Electronics N.V.
By:
Name:
Title:

Stichting Management Co-Investment
By:	/s/ Illegible
Name:
Title:

[Subscription Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

KASLION Acquisition B.V.
By:
Name:
Title:

KASLION Holding B.V.
By:
Name:
Title:

Koninklijke Philips Electronics N.V.
By:	/s/ Eric Coutinho
Name:	ERIC COUTINHO
Title:	GENERAL SECRETARY

Stichting Management Co-Investment NXP
By:
Name:
Title:

[Subscription Agreement Signature Page]